PRUDENTIAL MONEYMART ASSETS, INC.
                         Gateway Center Three, 9th Floor
                               100 Mulberry Street
                                Newark, NJ 07102


                                   February 24, 1997



Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

          RE:  Prudential MoneyMart Assets, Inc.
               File Nos. 2-55301 and 811-2619

Ladies and Gentlemen:

          On behalf of Prudential MoneyMart Assets, Inc. enclosed for filing under the Investment Company Act of l940 are:

          (l)  One copy of Form 24f-2; and

          (2)  Opinion of counsel to the Fund.

          These documents have also been filed using the Edgar system.

          If you have any questions relating to the foregoing, please call the undersigned at (201) 367-7532.

          Please acknowledge receipt via EDGAR.


                                   Very truly yours,



                                   /s/ Ellyn C. Vogin
                                   Ellyn C. Vogin
                                   Assistant Secretary



Enclosures




MMA-297.LTR